Exhibit 10.29

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT (“Second Amendment”) is made and entered into as of this 18th day of June, 2007 (“Second Amendment to License Agreement Effective Date”).

BETWEEN:

(1) Elan Pharma International Limited, a company incorporated under the laws of Ireland, and having its registered office at Monksland, Athlone, County Westmeath, Ireland (“EPIL”); and

(2) MAP Pharmaceuticals, Inc., a company incorporated under the laws of Delaware, having its principal place of business at 2400 Bayshore Parkway, Suite 2000, Mountain View, CA 94043, USA (“MAP”).

RECITALS:

WHEREAS, EPIL and MAP entered into a license agreement on February 3, 2005 whereby EPIL granted to MAP an exclusive sublicensable license to EPIL Intellectual Property for the sole purpose of, and only to the extent necessary for, using, marketing, distributing, selling, having sold, offering for sale, importing and exporting the Product in the Field in the Territory (“License Agreement”), which was subsequently amended in writing by the parties on September 15, 2006 (“First Amendment”). (License Agreement and First Amendment collectively referred to herein as the “Agreement”)

WHEREAS, the EPIL Intellectual Property licensed in the Agreement relate to certain EPIL Patents, set out in Schedule 1 of the Agreement;

WHEREAS, the Parties now wish to amend the scope of the EPIL Patents listed in Schedule 1 of the Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EPIL and MAP hereby agree as follows:

1. Schedule 1 of the Agreement is hereby deleted and replaced by Schedule 1 affixed hereto.

2. All other terms and conditions of the Agreement remain unchanged and continue to be in full force and effect.

3. Capitalized terms not defined in this Second Amendment shall have the same meaning as set forth in the Agreement.

4. This Second Amendment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Second Amendment Agreement.

5. This Second Amendment shall be governed by and construed solely in accordance with the laws of the State of New York, without regard to its conflict of laws principles that would require the application of any other law.

IN WITNESS WHEREOF EPIL AND MAP have caused this Second Amendment to be executed by their duly authorized representatives as of the Second Amendment Effective Date.

ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Shane Cooke
Title:	Director
Date:	June 18, 2007

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson
Title:	President and CEO
Date:	June 13, 2007

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 1 EPIL PATENTS

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.